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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported):   November 22, 1999


                             KAISER VENTURES INC.
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            (Exact name of registrant as specified in its charter)

                                   DELAWARE
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        (State or other jurisdiction of incorporation or organization)


          0-18858                                         94-0594733
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  (Commission file number)                  (I.R.S. Employer Identification No.)


                  3633 E. Inland Empire Boulevard, Suite 850
                              Ontario, CA  91764
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         (Address of principal executive offices, including Zip Code)


  Registrant's telephone number,
  including area code                                   (909) 483-8500
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(Former name, former address and former fiscal year, if changed since last report)
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                                   FORM 8-K

                                Current Report


Item 5.  Other Items

     On November 22, 1999, Kaiser Ventures Inc. (the "Company") purchased 2,730,950 and 1,693,551 shares of its common stock from The New Kaiser Voluntary Employees' Beneficiary Association ("VEBA") and The Pension Benefit Guaranty Corporation ("PBGC"), respectively. The shares were repurchased in accordance with a separate Stock Purchase Agreement entered into between each seller and the Company. The Company paid $13.00 per share in cash. In addition, VEBA and PBGC have the opportunity, in certain circumstances, to participate in the future success of the Company through a contingent real estate payment calculated in accordance with an agreed upon formula if there is a bulk sale of the Company's real estate generally before December 31, 2000; and warrants for 460,000 and 285,260 shares of the Company's stock were issued to VEBA and PBGC, respectively. The warrants have a term of five years and an exercise price of $17.00 per share. VEBA and the PBGC each have demand registration rights for the shares issued upon exercise of the warrants as long as the registration can be accomplished through the use of a Form S-3 or a comparable form, subject to the terms and conditions of a Registration Rights Agreement.

     If all currently contemplated real estate transactions are closed on their current terms, VEBA and PBGC would receive an additional cash payment of approximately $1.10 per share. The Company has reserved the right to distribute to the Company's shareholders the same amount of cash that would be received by VEBA and PBGC pursuant to the Contingent Payment Agreement with each without adjustment of the warrant price.

     In addition, the size of the Board of Directors was reduced from eleven members to seven members, with Messrs. Gibbons, Morgan, Rabone and Stevenson resigning from the Board.

     The Company used cash on hand to fund the purchase of the stock. The cash was generated from the cash and sales of International Speedway Corporation stock received in the merger between Penske Motorsports, Inc. and International Speedway Corporation.

     The foregoing summary description of each Stock Purchase Agreement, Contingent Payment Agreement, Stock Purchase Warrant, Registration Rights Agreement, and the exhibits thereto (collectively the "Transaction Documents"), and the transactions contemplated therein, does not purport to be complete and is qualified in its entirety by reference to each of the Transaction Documents. A copy of the major Transaction Documents are attached hereto and they are incorporated herein by this reference. In addition, a copy of the Company's press release, dated November 22, 1999, relating to the above-described transactions is attached hereto as Exhibit 99.1.

     With the repurchase of Company shares from VEBA and PBGC, the Company issued and outstanding shares were reduced from approximately 10,699,354 to 6,274,853 (including 136,919 shares deemed outstanding but reserved for issuance to the general unsecured creditors of Kaiser Steel Corporation).

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Item 7.  Financial Statements and Exhibits

          Exhibit 2.1 Stock Purchase Agreement between Kaiser Ventures Inc. and the New Kaiser Voluntary Employees' Beneficiary Association dated November 22, 1999.

          Exhibit 2.2 Stock Purchase Agreement between Kaiser Ventures Inc. and Pension Benefit Guaranty Corporation dated November 22, 1999.

          Exhibit 4.1 Stock Purchase Warrant between Kaiser Ventures Inc. and the New Kaiser Voluntary Employees' Beneficiary Association dated November 22, 1999.

          Exhibit 4.2 Stock Purchase Warrant between Kaiser Ventures Inc. and Pension Benefit Guaranty Corporation dated November 22, 1999.

          Exhibit 10.1 Registration Rights Agreement among Kaiser Venture Inc. and the New Kaiser Voluntary Employees' Beneficiary Association and Pension Benefit Guaranty Corporation dated November 22, 1999.

          Exhibit 10.2 Contingent Payment Agreement between Kaiser Ventures Inc and the New Kaiser Voluntary Employees' Beneficiary Association dated November 22, 1999.

          Exhibit 10.3 Contingent Payment Agreement between Kaiser Ventures Inc and Pension Benefit Guaranty Corporation dated November 22, 1999.

          Exhibit 99.1 Press Release of Kaiser Ventures Inc. issued November 22, 1999 regarding the purchase of Company shares from the New Kaiser Voluntary Employees' Beneficiary Association and Pension Benefits Guaranty Corporation.

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                                  SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Kaiser Ventures Inc.



Date: November 22, 1999                   /s/ Richard E. Stoddard
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                                          Richard E. Stoddard, President &
                                          Chief Executive Officer

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